EXHIBIT 99.1

A10 Networks Reports Third Quarter 2017 Financial Results; Board of Directors Authorizes New Share Repurchase Program

SAN JOSE, Calif., Oct. 26, 2017 -- A10 Networks, Inc. (NYSE: ATEN), a Secure Application Services™ company, today announced financial results for its third quarter ended Sept. 30, 2017.

Third Quarter 2017 Financial Summary

•	Revenue of $61.4 million, compared with $55.1 million in third quarter 2016

•	GAAP net loss of $2.7 million, or $0.04 per basic share

•	Non-GAAP net income of $2.1 million, or $0.03 per diluted share

A reconciliation between GAAP and non-GAAP information is contained in the financial statements below.

“We delivered a strong third quarter and are pleased with the team’s execution. Revenue exceeded our initial and revised guidance and increased 12% year-over-year to reach $61.4 million. Our top-line performance was driven by solid demand and the team’s improved execution as we began to see the initial progress from some of the recent changes we implemented in the quarter,” said Lee Chen, president and chief executive officer of A10 Networks. “We are making solid progress, but still have a lot of work ahead of us in order to continue to capitalize on the fast-growing areas of our market. The share repurchase authorization announced today reflects our confidence in our market opportunities and our commitment to enhancing shareholder value.”

Prepared Materials and Conference Call Information
A10 Networks has made available a presentation with management’s prepared remarks on its third quarter 2017 financial results and supplemental financial information. These materials are accessible from the “Investor Relations” section of A10 Networks website at investors.a10networks.com.

A10 Networks will host a conference call today at 4:30 p.m. Eastern time / 1:30 p.m. Pacific time for analysts and investors to discuss its third quarter 2017 results and outlook for its fourth quarter of 2017. Open to the public, investors may access the call by dialing +1-844-792-3728 or +1-412-317-5105. A live audio webcast of the conference call will be accessible from the “Investor Relations” section of A10 Networks website at investors.a10networks.com. The webcast will be archived for a period of one year. A telephonic replay of the conference call will be available one hour after the call, will run for five business days, and may be accessed by dialing +1-877-344-7529 or +1-412-317-0088 and entering the passcode 10112610. The press release and supplemental financials will be accessible from the A10 Networks website prior to the commencement of the conference call.

Forward-Looking Statements
This press release contains “forward-looking statements,” including statements regarding our ability to continue to improve our execution, increase the effectiveness of our go-to-market activities, support growth for our expanding product portfolio, penetrate and expand into the cloud and security markets, and drive growth and shareholder value. Forward-looking statements are subject to known and unknown risks and uncertainties and are based on assumptions that may prove to be incorrect, which could cause actual results to differ materially from those expected or implied by the forward-looking statements. Factors that may cause actual results to differ include execution risks related to closing key deals and improving our execution, the continued market adoption of our products, our ability to successfully anticipate market needs and opportunities, our timely development of new products and features, our ability to achieve or maintain profitability, any loss or delay of expected purchases by our largest end-customers, our ability to attract and retain new end-customers, our ability to maintain and enhance our brand and reputation, continued growth in markets relating to network security, management and analysis, the success of any future acquisitions or investments in complementary companies, products, services or technologies, the ability of our sales team to execute well, our ability to shorten our close cycles, the ability of our channel partners to sell our products, variations in product mix or geographic locations of our sales and risks associated with our presence in international markets.

Non-GAAP Financial Measures
In addition to disclosing financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP), this press release and the accompanying table contain certain non-GAAP financial measures, including non-GAAP net income (loss). Non-GAAP financial measures do not have any standardized meaning and are therefore unlikely to be comparable to similarly titled measures presented by other companies.

A10 Networks considers these non-GAAP financial measures to be important because they provide useful measures of the operating performance of the company, exclusive of unusual events or factors that do not directly affect what we consider to be our core operating performance, and are used by the company's management for that purpose. We define non-GAAP net income (loss) as our net loss excluding: (i) stock-based compensation, (ii) amortization expense related to acquisition and (iii) amounts paid in settlement of litigation, and other legal expenses associated with these settlements.

We have included our non-GAAP net income (loss) in this press release. Non-GAAP financial measures are presented for supplemental informational purposes only for understanding the company's operating results. The non-GAAP financial measures should not be considered a substitute for financial information presented in accordance with GAAP, and may be different from non-GAAP financial measures presented by other companies. Please see the reconciliation of non-GAAP financial measures to the most directly comparable GAAP measure attached to this release.

About A10 Networks
A10 Networks (NYSE:ATEN) is a Secure Application Services™ company, providing a range of high-performance application networking solutions that help organizations ensure that their data center applications and networks remain highly available, accelerated and secure. Founded in 2004, A10 Networks is based in San Jose, Calif., and serves customers globally with offices worldwide. For more information, visit: www.a10networks.com and @A10Networks.

The A10 logo, A10 Networks, A10 Harmony, Thunder and A10 Lightning and Secure Application Services are trademarks or registered trademarks of A10 Networks, Inc. in the United States and other countries. All other trademarks are the property of their respective owners.

Source: A10 Networks, Inc.

Investor Contact:
Maria Riley
The Blueshirt Group
415-217-7722
investors@a10networks.com

or

Media Contact:
Ben Stricker
A10 Networks
+1-408-325-8616
bstricker@a10networks.com

A10 NETWORKS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Revenue:
Products	$39,389	$35,275	$111,195	$110,446
Services	22,030	19,793	64,199	55,556
Total revenue	61,419	55,068	175,394	166,002
Cost of revenue:
Products	9,119	8,795	26,973	27,297
Services	4,640	4,153	13,623	13,087
Total cost of revenue	13,759	12,948	40,596	40,384
Gross profit	47,660	42,120	134,798	125,618
Operating expenses:
Sales and marketing	26,930	24,331	78,754	77,872
Research and development	15,997	15,968	49,529	45,231
General and administrative	6,878	6,305	21,028	20,196
Litigation expense	—	66	—	2,059
Total operating expenses	49,805	46,670	149,311	145,358
Loss from operations	(2,145)	(4,550)	(14,513)	(19,740)
Non-operating income (expense):
Interest expense	(20)	(145)	(128)	(397)
Interest and other income (expense), net	(37)	309	779	1,544
Total non-operating income (expense), net	(57)	164	651	1,147
Loss before income taxes	(2,202)	(4,386)	(13,862)	(18,593)
Provision for income taxes	454	298	963	561
Net loss	$(2,656)	$(4,684)	$(14,825)	$(19,154)
Net loss per share:
Basic and diluted	$(0.04)	$(0.07)	$(0.21)	$(0.29)
Weighted-average shares used in computing net loss per share:
Basic and diluted	70,705	66,260	69,688	65,146

A10 NETWORKS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Continued)
(unaudited, in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
GAAP net loss	$(2,656)	$(4,684)	$(14,825)	$(19,154)
Stock-based compensation	4,545	4,588	13,824	13,069
Amortization expense related to acquisition	253	253	758	253
Litigation and settlement expense	—	—	—	836
Non-GAAP net income (loss)	$2,142	$157	$(243)	$(4,996)
Non-GAAP net income (loss) per share:
Basic and diluted	$0.03	$0.00	$0.00	$(0.08)
Weighted average shares used in computing non-GAAP net income (loss) per share:
Basic	70,705	66,260	69,688	65,146
Diluted	73,572	72,763	69,688	65,146

A10 NETWORKS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited, in thousands)

	September 30, 2017	December 31, 2016
ASSETS
Current Assets:
Cash and cash equivalents	$39,919	$28,975
Marketable securities	83,973	85,372
Accounts receivable, net of allowances	49,856	66,755
Inventory	15,944	15,070
Prepaid expenses and other current assets	7,045	5,137
Total current assets	196,737	201,309
Property and equipment, net	9,531	8,219
Goodwill and intangible assets	6,858	7,940
Other non-current assets	4,837	3,870
Total Assets	$217,963	$221,338
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$8,509	$9,851
Accrued liabilities	27,604	31,525
Deferred revenue	59,294	61,334
Total current liabilities	95,407	102,710
Deferred revenue, non-current	31,710	31,574
Other non-current liabilities	1,073	988
Total Liabilities	128,190	135,272
Stockholders’ Equity:
Common stock and additional paid-in-capital	347,574	328,870
Accumulated other comprehensive loss	(17)	(45)
Accumulated deficit	(257,784)	(242,759)
Total Stockholders' Equity	89,773	86,066
Total Liabilities and Stockholders' Equity	$217,963	$221,338

A10 NETWORKS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited, in thousands)

	Nine Months Ended September 30,
	2017	2016
Cash flows from operating activities:
Net loss	$(14,825)	$(19,154)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	6,222	5,919
Stock-based compensation	13,824	13,069
Other non-cash items	930	1,798
Changes in operating assets and liabilities:
Accounts receivable, net	16,049	7,311
Inventory	(3,242)	2,303
Prepaid expenses and other assets	(2,870)	349
Accounts payable	(1,243)	(878)
Accrued liabilities	(3,023)	906
Deferred revenue	(1,904)	10,440
Other	102	(224)
Net cash provided by operating activities	10,020	21,839
Cash flows from investing activities:
Purchases of marketable securities	(69,580)	(109,268)
Proceeds from sales and maturities of marketable securities	70,866	23,787
Purchases of property and equipment	(4,223)	(4,256)
Payment for acquisition	—	(4,380)
Purchases of intangible asset	—	(1,500)
Net cash used in investing activities	(2,937)	(95,617)
Cash flows from financing activities:
Proceeds from issuance of common stock under employee equity incentive plans	7,665	7,116
Repurchases and retirement of common stock	(3,071)	—
Payment of contingent consideration	(650)	—
Other	(83)	(75)
Net cash provided by financing activities	3,861	7,041
Net increase (decrease) in cash and cash equivalents	10,944	(66,737)
Cash and cash equivalents - beginning of period	28,975	98,117
Cash and cash equivalents - end of period	$39,919	$31,380